CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: IGIA Inc.

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2/A Amendment No. 1, of our report, dated June 15, 2005 relating to the consolidated financial statements of IGIA, Inc. and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP

New York, New York
November 8, 2005